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                                                                     Exhibit 1.4

                                AmeriCredit Corp.

                              67,000,000 Shares/1/

                                  Common Stock

                             UNDERWRITING AGREEMENT

                                                              September 26, 2002

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
as Representative of the Several Underwriters
c/o Friedman, Billings, Ramsey & Co., Inc.
Potomac Tower
1001 Nineteenth Street North
Arlington, Virginia  22209


Ladies and Gentlemen:


     AmeriCredit Corp., a Texas corporation (the "Company"), hereby confirms its agreement with the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you have been duly authorized to act as representative (in such capacity, the "Representative"), with respect to (i) the sale by the Company of an aggregate of 67,000,000 shares (the "Initial Shares") of common stock, par value $0.01 per share, of the Company (the "Common Stock") and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock set forth opposite the names of the Underwriters in Schedule I hereto, and (ii) the grant of the option described in
Section 1(b) hereof to purchase all or any part of 10,050,000 additional shares of Common Stock to cover overallotments (the "Option Shares"), if any, from the Company to the Underwriters, acting severally and not jointly. The Initial Shares to be purchased by the Underwriters and all or any part of the Option Shares subject to the option described in Section l(b) hereof are hereinafter collectively referred to as the "Shares." To the extent there are no additional underwriters listed on Schedule I other than you, the term Representative as used in this Agreement shall mean you, as Underwriters, and the terms Representative and Underwriters shall mean either the singular or the plural as the context requires.

     The Company has prepared and filed with the Securities and Exchange Commission (the "Commission"), registration statements on Form S-3 (Nos. 333-54546 and 333-99831) for the registration of the offer and sale of its securities, including the Shares, under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations") in accordance with Rule 415 under the Securities Act, and a preliminary
______________________

1 Plus an option to purchase from the Company up to 10,050,000 additional shares to cover overallotments, if any.

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prospectus supplement relating specifically to the Shares pursuant to Rule 424 under the Securities Act, and one or more amendments to such registration statements have been so filed, if applicable. Copies of such registration statements and of each amendment thereto, if any, including the related preliminary prospectus supplement (meeting the requirements of Rule 430A under the Securities Act) heretofore filed by the Company with the Commission have been delivered to you. Such registration statements (as so amended, if applicable) have been declared effective by the Commission.

     The Company has filed or will file with the Commission a prospectus supplement specifically relating to the Shares with the information required by Rule 430A under the Securities Act or permitted by Rule 424(b) under the Securities Act which has been provided to and approved by the Representative prior to the execution of this Agreement.

     The registration statements as amended at the time they became effective (including all exhibits, financial schedules and information deemed (whether by incorporation by reference or otherwise) to be a part of the registration statements at the time they became effective pursuant to Rule 430A of the Securities Act Regulations or otherwise) are hereinafter collectively called the "Registration Statement," provided that, all references to the "Registration Statement" shall be deemed to include all documents incorporated therein by reference prior to the execution of this Agreement, and if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), "Registration Statement" shall refer to such registration statement as so amended. Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the 462(b) Registration Statement. The term "Basic Prospectus" means the prospectus included in the Registration Statement; the term "Preliminary Prospectus" means any prospectus used before the Registration Statement became effective and each preliminary prospectus supplement subject to completion, which omitted, as applicable, information as permitted by Rule 430A or any other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b), that was used after effectiveness of the Registration Statement and prior to the execution and delivery of this Agreement, specifically relating to the offering of the Shares, in each case, together with the Basic Prospectus; the term "Prospectus" means the Basic Prospectus and the final prospectus first furnished to the Underwriters for use in connection with the offering of the Shares and filed with the Commission pursuant to Rule 424(b) under the Securities Act.

     As used herein, the terms Basic Prospectus, Preliminary Prospectus and Prospectus include in each case, the documents incorporated by reference therein. All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement, Prospectus or Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or Preliminary Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, Prospectus or Preliminary Prospectus shall be deemed to mean and include the filing of any document which is incorporated by reference in the Registration Statement, Prospectus or Preliminary Prospectus, as the case may be.

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     The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered. The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes any amendments or supplements thereto to the Underwriters).

     The Company and the Underwriters agree as follows:

          1.   Sale and Purchase:

     (a) Initial Shares. Upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of $7.05, the Company agrees to sell to the Underwriters an aggregate of 67,000,000 Initial Shares, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Initial Shares set forth in
Schedule I opposite such Underwriter's name, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares. The Underwriters may from time to time increase or decrease the public offering price of the Initial Shares from the initial price of such Initial Shares in the offering to such extent as the Underwriters may determine.

     (b) Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share set forth in paragraph (a), the Company hereby grants an option to purchase all or any part of the 10,050,000 Option Shares to the Underwriters. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representative to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representative, but shall not be later than three full business days (or earlier, without the consent of the Company, than two full business days) after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Shares, the Company will sell that number of Option Shares then being purchased, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares. The Underwriters may from time to time increase or decrease the public offering price of the Option Shares from the initial price of such Option Shares in the offering to such extent as the Underwriters may determine.

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       2.    Payment and Delivery:

         (a) Initial Shares. Payment of the purchase price for the Initial Shares shall be made to the Company by wire transfer of immediately available funds or certified or official bank check payable in federal (same-day) funds at the offices of Gibson, Dunn & Crutcher LLP located at 2100 McKinney Avenue, Dallas, Texas 75201 (unless another place shall be agreed upon by the Representative and the Company) against delivery of the certificates for the Initial Shares to the Representative for the respective accounts of the Underwriters. Such payment and delivery shall be made at 9:30 a.m., New York City time, on the third (fourth, if pricing occurs after 4:30 p.m., New York City time) business day after the date hereof (unless another time, not later than ten business days after such date, shall be agreed to by the Representative and the Company). The time at which such payment and delivery are actually made is hereinafter sometimes referred to as the "Closing Time." Certificates for the Initial Shares shall be delivered to the Representative in definitive form registered in such names and in such denominations as the Representative shall specify. For the purpose of expediting the checking of the certificates for the Initial Shares by the Representative, the Company agrees to make such certificates available to the Representative for such purpose at least one full business day preceding the Closing Time. Notwithstanding the foregoing, if the Representative elects that the delivery to the Underwriters of all or a portion of the Initial Shares be effected through the "Full Fast" system of the Depository Trust Company, such that all or a portion of the Initial Shares will be denominated in book-entry form and there will be no certificate therefor, then in lieu of certificates for the Initial Shares, the Company shall deliver to the Company's transfer agent at least 24 hours prior to the Closing Time, instructions in form and substance satisfactory to the Representative, instructing such transfer agent to register such shares through the Full Fast system at the Closing Time.

         (b) Option Shares. In addition, in the event the option with respect to the Option Shares is exercised in whole or in part on one or more occasions, payment of the purchase price for the Option Shares so purchased shall be made to the Company by wire transfer of immediately available funds or certified or official bank check payable in federal (same-day) funds at the offices of Gibson, Dunn & Crutcher LLP located at 2100 McKinney Avenue, Dallas, Texas 75201 (unless another place shall be agreed upon by the Representative and the Company), against delivery of the certificates for the Option Shares to the Representative for the respective accounts of the Underwriters. Such payment and delivery shall be made at 9:30 a.m., New York City time, on each Date of Delivery determined pursuant to Section 1(b) above. Certificates for the Option Shares shall be delivered to the Representative in definitive form registered in such names and in such denominations as the Representative shall specify. For the purpose of expediting the checking of the certificates for the Option Shares by the Representative, the Company agrees to make such certificates available to the Representative for such purpose at least one full business day preceding the relevant Date of Delivery. Notwithstanding the foregoing, if the Representative elects that the delivery to the Underwriters of all or a portion of the Option Shares be effected through the "Full Fast" system of the Depository Trust Company, such that all or a portion of the Option Shares will be denominated in book-entry form and there will be no certificate therefor, then in lieu of certificates for the Option Shares, the Company shall deliver to the Company's transfer agent at least 24 hours prior to the relevant Date of Delivery, instructions in form and substance satisfactory to the

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Representative, instructing such transfer agent to register such shares through the Full Fast system at the relevant Date of Delivery.

          3. Representations and Warranties of the Company: The Company represents and warrants to, and agrees with, each of the several Underwriters that:

           (a) The Company meets the requirements for use of Form S-3 under the Securities Act. The Company meets the requirements of Rule 2710(b)(7)(C)(i) of the National Association of Securities Dealers, Inc. ("NASD") Manual, and is not required to file the Registration Statement, Preliminary Prospectus or Prospectus with the NASD. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement or the use of any Preliminary Prospectus or the Prospectus has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with; any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Securities Act Regulations has been or will be made in the manner and within the time period required by such Rule 424(b).

            (b) When the Basic Prospectus and any Preliminary Prospectus was first filed with the Commission, and when any amendment thereof or supplement thereto was first filed with the Commission, it: (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Securities Act, the Securities Act Regulations, the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission promulgated thereunder (the "Exchange Act Regulations"); and (ii) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission (the "Annual Report on Form 10-K")) was or is declared effective, it: (x) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations; and (y) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or any part thereof or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and at the Closing Time and any Date of Delivery, the Prospectus, as amended or supplemented at any such time: (1) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations; and (2) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or

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representation in the foregoing provisions of this paragraph (b) with respect to any statements in, or omissions from, any Preliminary Prospectus, the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Underwriters and furnished to the Company by or on behalf of the Underwriters through the Representative specifically for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 9(b) hereof).

         (c) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the Exchange Act Regulations and when filed, and when read together with the other information in the Prospectus, at the date of the Prospectus, did or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (d) The Preliminary Prospectus was and the Prospectus delivered to the Underwriters for use in connection with this offering will be identical to the versions of the Preliminary Prospectus and Prospectus created to be transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T.

         (e) Each "significant subsidiary" of the Company as defined in rule 1-02(w) of Regulation S-X of the Commission is named in Exhibit 21.1 to the Annual Report on Form 10-K. Each of the Company and each subsidiary listed on
Exhibit 21.1 to the Annual Report on Form 10-K (collectively, the "Subsidiaries") has been duly incorporated or formed and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full corporate or other power and authority to own, lease, license and operate its respective assets and properties and to conduct its respective business as described in the Registration Statement and Prospectus and, in the case of the Company, to execute and deliver this Agreement and to consummate the transactions contemplated hereby (including the issuance and sale of the Shares).

         (f) Each of the Company and each Subsidiary is duly qualified or licensed to do business as a foreign corporation or other organization by each jurisdiction in which the nature of the business conducted by it or the location of the assets or properties owned, leased, licensed or operated by it requires such qualification or license and in which the failure, individually or in the aggregate, to be so qualified or licensed could have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, and the Company and each of the Subsidiaries are duly qualified, and are in good standing, in each jurisdiction in which they own or lease real property or maintain an office and in which such qualification is necessary, except where the failure to be so qualified and in good standing could not have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; except as (i) disclosed in the Prospectus,
(ii) set forth in each Sale and Servicing Agreement or Spread Account Agreement, as

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supplemented, related to a securitization of the Company and its Subsidiaries or any agreements ancillary thereto or (iii) set forth in any agreement listed as an exhibit to the Annual Report on Form 10-K which is related to a warehouse facility of the Company and its Subsidiaries or any agreements ancillary thereto, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company or any Subsidiary, or from making any other distribution with respect to such Subsidiary's capital stock or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary's property or assets to the Company or to any other Subsidiary; other than as disclosed in the Prospectus, the Company does not control or own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association. The "ancillary agreements" referred to in this subsection (f) do not contain terms and provisions materially different or contradictory to the Sale and Servicing Agreements, Spread Account Agreements or warehouse facilities referred to in this subsection (f).

       (g) The Company and its Subsidiaries are in compliance in all respects with all applicable laws, rules, regulations, writs, orders, decrees, injunctions, and judgments, including those relating to (i) their respective businesses of purchasing, retaining and subsequently securitizing and servicing retail automobile installment sales contracts, (ii) their respective lending activities and (iii) transactions with affiliates, except where such non-compliance would not have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole. To the best knowledge of the Company, there are no proposed prospective changes in any applicable laws, rules, regulations, writs, orders, decrees, injunctions, and judgments that, if the Company and its Subsidiaries conduct their business in substantially the same manner as on the date hereof, would have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

       (h) Neither the Company nor any of its Subsidiaries is (i) in breach or violation or in default (nor has any event occurred which with notice, lapse of time or both would constitute a breach, violation or default), (A) of or under any term or provision of its respective articles or certificate of incorporation or charter or by-laws, or (B) in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties is bound, or (ii) except as set forth in the Registration Statement and Prospectus, obligated to provide additional collateral, pay additional amounts, or subject to any restriction of the distribution of funds to or receipt of payments by the Company or its Subsidiaries on account of the performance of the loans subject to the warehouse facilities and securitizations of the Company and its Subsidiaries, except for in the case of clauses (i)(B) and (ii) such breaches, defaults, additional collateralizations or payments, or restrictions on distributions of funds or receipt of payments which could not have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole. The execution, delivery and performance of this Agreement and consummation of any of the transactions contemplated hereby (including the issuance and sale of

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the Shares), will not give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with, or result in any breach or violation of, or constitute a default under (nor constitute any event which with notice, lapse of time or both would constitute a breach of or default under), or require any consent or waiver under, any provision of the articles or certificate of incorporation or charter or by-laws of the Company or any of its Subsidiaries, or any provision of any franchise, permit, license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any writ, injunction, decree, judgment or order applicable to the Company or any of its Subsidiaries, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or its Subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect. Except as set forth in the Registration Statement or Prospectus, the Company reasonably believes that the performance of the loans subject to the warehouse facilities and securitizations of the Company and its Subsidiaries or the Company's publicly announced change in the structure of its securitization transactions to be effected subsequent to the date hereof will not result in a breach, violation or default, or would not result in an obligation of the Company or its Subsidiaries to provide additional collateral or pay additional amounts, or otherwise restrict distribution of funds to or receipt of payments by the Company or its Subsidiaries of or under any indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties is bound, except for such breaches, defaults, additional collateralizations or payments, or restrictions on distributions of funds or receipt of payments which would not have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

       (i) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company. This Agreement has been duly authorized, executed and delivered by the Company and is the legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof. No action is necessary by the Company's shareholders to authorize the execution, delivery and performance of this Agreement by the Company and the issuance and sale of the Shares by the Company.

       (j) No approval, authorization, consent, license, permit, certificate or order of or filing by or with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the Company's execution, delivery and performance of this Agreement, its consummation of the transactions contemplated hereby or its sale and delivery of the Shares, other than (A) such as have been obtained and are in full force and effect, or will have been obtained and will be in full force and effect at the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act, (B) such approvals as have been obtained and are in full force and effect in connection with the approval of the

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quotation of the Shares on the New York Stock Exchange and (C) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters.

       (k) Each of the Company and its Subsidiaries has all necessary licenses, authorizations, consents, permits, certificates and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, authorizations, consents, permits, certificates and approvals from other persons, required in order to own, lease and license their respective assets and properties and conduct their respective businesses as described in the Prospectus, all of which are valid and in full force and effect, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such licenses, authorizations, consents, permits, certificates or approvals could not, individually or in the aggregate, have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; neither the Company nor any of its Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent, permit, certificate or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of its Subsidiaries the effect of which could be material and adverse to the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such license, authorization, consent, permit, certificate or approval or results in any other material impairment of the rights of the Company or any Subsidiary thereunder, except where such revocation or termination could not have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

       (l) The Company had an authorized capitalization as set forth in the Prospectus under the caption "Capitalization" as of the dates set forth therein; the outstanding shares of capital stock of the Company and its Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable and none of them was issued in violation of any preemptive or other similar right, and all of the outstanding shares of capital stock of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company. All securities issued by the Company, any of its Subsidiaries or any trust established by the Company or any Subsidiary, have been issued and sold in compliance with (x) all applicable federal and state securities laws, (y) the laws of the applicable jurisdiction of incorporation or formation of the issuing entity and (z) to the extent applicable, the requirements of the New York Stock Exchange. Except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations, commitments, plans or arrangements of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options; there are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares

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of capital stock of the Company or any such rights pursuant to its certificate of incorporation or by-laws or any agreement or instrument to or by which the Company is a party or bound.

       (m) All contracts, leases or documents of a character required to be filed as exhibits to or incorporated by reference in the Registration Statement or to be summarized or described in the Prospectus have been so filed, incorporated, summarized or described as required. The summaries and descriptions in the Registration Statement and the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be disclosed. Each agreement described in the Registration Statement and the Prospectus or listed in the exhibits to the Registration Statement or incorporated by reference is in full force and effect and is valid and enforceable by and against the Company or the Subsidiary party thereto in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' generally and general principles of equity.

       (n) There are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against, affecting or reasonably likely to affect, the Company or any of its Subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which, individually or in the aggregate, could result in a judgment, decree, award or order having a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, affect the consummation of this Agreement or which is required to be disclosed in the Prospectus that is not so disclosed.

       (o) The financial statements, including the notes and schedules thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the entities to which such financial statements relate (the "Covered Entities") as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements and related notes and schedules have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission and all adjustments necessary for a fair presentation of the results for such periods have been made. The amounts in the Prospectus under the captions "Prospectus Supplement Summary - Historical Consolidated Financial Data " and "Selected Consolidated Financial Data" fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included or incorporated by reference in the Registration Statement and the Prospectus.

       (p) PricewaterhouseCoopers LLP, whose reports on the consolidated financial statements and related schedules of the Company and its Subsidiaries are filed with the Commission as part of the Registration Statement and Prospectus, are and were during the periods covered by their reports independent public accountants as required by the Securities Act and the Securities Act Regulations.

       (q) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been
(A) any material adverse change in the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise), present or prospective, of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (B) any transaction, which is material to the Company and its Subsidiaries taken as a whole, contemplated or entered into by the Company or any of its Subsidiaries, (C) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of its Subsidiaries, which is material to the Company and its Subsidiaries taken as a whole, (D) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, or any redemption, purchase or other acquisition by the Company (or agreement to do any of the foregoing) of any shares of its capital stock, (E) any issuance of any securities of the Company (other than the grant of employee options in the ordinary course of business) or (F) any loss or interference with the Company or any Subsidiary's assets, business or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which is material to the Company and its Subsidiaries taken as a whole.

       (r) The Common Stock and the Shares conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Prospectus.

       (s) Other than Financial Security Assurance, there are no persons with registration or other similar rights to have any equity securities, including securities that are convertible into or exchangeable for equity securities, registered by the Company under the Securities Act. There are no persons with registration or other similar rights to have any equity securities, including securities that are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement.

       (t) The Shares have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares is not subject to preemptive or other similar rights arising by operation of law, under the articles of incorporation or by-laws of the Company, under any agreement to which the Company or any of its Subsidiaries is a party or otherwise.

       (u) The form of certificates used to evidence the Common Stock and the Shares complies in all material respects with all applicable statutory requirements, with any applicable requirements of the articles of incorporation and by-laws of the Company and the requirements of the New York Stock Exchange.

       (v) Each of the Company and each Subsidiary has good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by it, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as could not have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; and any real property and buildings held under lease by the

Company or any Subsidiary are held under valid, existing and enforceable leases, free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, with such exceptions as are disclosed in the Prospectus or that could not have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

       (w) Each of the Company and each Subsidiary owns or possesses adequate and enforceable license or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets (including the Company's proprietary credit scoring model), manufacturing processes, other intangible property rights (including applications for any of the foregoing) and know-how (collectively, "Intangibles") necessary for the Company and each Subsidiary to conduct its business as described in the Prospectus, except where such failure to own or possess such license or other right to use would not have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, and neither the Company, nor any Subsidiary, has received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles.

       (x) The books, records and accounts of the Company and its Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in and dispositions of the assets and the results of operations of the Company and the Subsidiaries. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
(iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

       (y) Each of the Company and each Subsidiary has filed on a timely basis all necessary federal, state, local and foreign tax returns required to be filed through the date hereof and have paid all taxes shown as due thereon; no tax deficiency or proposed additional tax assessment has been asserted against any such entity, nor does any such entity know of any tax deficiency or assessment which is likely to be asserted against any such entity which, if determined adversely, could materially adversely affect the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole; all tax liabilities are adequately provided for on the respective books of such entities; and other than routine state audits, none of which are material, there are no tax audits or investigations pending with respect to the Company or any Subsidiary.

       (z) Each of the Company and its Subsidiaries maintain insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect. The Company and its Subsidiaries are in compliance with the terms of such insurance policies and instruments in all material respects. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

         (aa) Neither the Company nor any Subsidiary has violated, or received notice of any violation or asserted claim with respect to, any applicable environmental, health, safety or similar law, regulation, decision or order of any governmental agency or body or court, domestic or foreign, applicable to the business of the Company or any Subsidiary, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could have a material adverse effect on the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole. Each of the Company and its Subsidiaries have received all permits, licenses or other approvals required of them under applicable environmental laws to conduct their respective business, and are in compliance with all terms and conditions thereof, except where such failure to receive all permits, licenses or other approvals, or failure to be in compliance therewith could not have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole. To the Company's knowledge, no facts currently exist that will require the Company or any Subsidiary to make future material capital expenditures to comply with environmental laws. No property which is or has been owned, leased or occupied by the Company or any Subsidiary has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or otherwise designated as a contaminated site under applicable state or local law and neither the Company nor any Subsidiary has been named as a "potentially responsible party" under the CERCLA.

         (bb) Neither the Company nor any of its Subsidiaries nor any officer, director, agent or employee purporting to act on behalf of the Company or any of its Subsidiaries has at any time, directly or indirectly, (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) made any improper payment outside the ordinary course of business to any investment officer or loan broker or dealer or person charged with similar duties of any entity to which the Company or any of its Subsidiaries sells or from which the Company or any of its Subsidiaries buys loans or servicing arrangements for the purpose of influencing such agent, officer, broker, dealer or person to buy loans or servicing arrangements from or sell loans or provide servicing to the Company or any of its Subsidiaries, (iv) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and its Subsidiaries, (v) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (vi) made any other unlawful payment.

         (cc) Except as otherwise disclosed in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of its Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of its Subsidiaries or any of the members of the families of any of them.

         (dd) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any employee or agent of the Company or any of its Subsidiaries, has received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus.

         (ee) In connection with this offering, the Company has not offered and will not offer its Common Stock or any other securities convertible into or exchangeable or exercisable for Common Stock in a manner in violation of the Securities Act; and neither the Company nor any Subsidiary has distributed or will distribute any Prospectus or other offering material in connection with the offer and sale of the Shares, other than any Preliminary Prospectus, the Prospectus, the Registration Statement or Term Sheet or any amendment or supplement thereto, or other materials, if any, permitted by the Securities Act, as specifically contemplated herein.

         (ff) The Company has complied and will comply with all the provisions of Florida Statutes, Section 517.075 (Chapter 92-198, Laws of Florida); neither the Company nor any of its Subsidiaries or affiliates does business with the government of Cuba or with any person or affiliate located in Cuba.

         (gg) Except as set forth herein or in the Engagement Letter (as hereinafter defined), the Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated.

         (hh) No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its Subsidiaries on the other hand, which is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement and the Prospectus and which is not so described.

         (ii) Neither the Company nor any of the Subsidiaries is and, after giving effect to the offering and sale of the Shares by the Company and the application of the net proceeds therefrom as described in the Prospectus, will be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

         (jj) There is no existing or, to the knowledge of the Company, threatened labor dispute with the employees of the Company or any of its Subsidiaries, nor is the Company aware of any existing or imminent labor disturbance by the employees of any of the Company's or its Subsidiaries' principal suppliers or contractors or any threatened or pending litigation between the Company or any Subsidiary and any of its respective executive officers, in each case which are likely to have individually or in the aggregate a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

         (kk) Except as disclosed in the Prospectus, to the best knowledge of the Company any loans subject to the warehouse facilities of the Company or any Subsidiary or securitized by the Company or any Subsidiary have performed in a manner that would not impair the Company's or its Subsidiaries' ability to (i) consummate future securitizations or (ii) enter into new or extend current warehouse facilities, credit enhancement arrangements or reinsurance arrangements, in each case to an extent which would result in a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

         (ll) The Shares have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

         (mm) Neither the Company nor any Subsidiary has directly or indirectly:
(A) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; or (B) since the filing of the Registration Statement:
(1) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Shares, or (2) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

         (nn) Neither the Company nor any of its officers, directors, shareholders or affiliates (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the Exchange Act or the Exchange Act Regulations, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the NASD) any member firm of the NASD, except as set forth in the Registration Statement or otherwise disclosed in writing to the Representative.

         (oo) The Company has not relied upon the Representative or legal counsel for the Representative for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

         (pp) Any certificate signed by any officer of the Company or any Subsidiary delivered to the Representative or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

         (qq) Each of the lock-up agreements executed by the Company's stockholders, executive officers and directors pursuant to Section 6(o) hereof has been duly and validly delivered by such persons and constitutes the legal, valid and binding obligation of each such person enforceable against such person in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity.

     4. Certain Covenants of the Company: The Company hereby covenants and agrees with each of the Underwriters:

         (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as the Representative may designate and to maintain such qualifications in effect for as long as may be necessary for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to execute a general consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares);

         (b) to prepare the Prospectus and any amendment or supplement thereto in a form approved by the Underwriters and file such with the Commission pursuant to Rule 424(b) not later than 10:00 a.m. (New York City time), on the day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act, and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m. (New York City time) on the day following the execution and delivery of this Agreement) to the Underwriters as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

         (c) during any time when a prospectus relating to the Shares is required to be delivered under the Securities Act: (i) to comply with all requirements imposed upon it by the Securities Act and the Securities Act Regulations to the extent necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and of the Prospectus, as then amended or supplemented; and (ii) not to file with the Commission the Prospectus, any amendment or supplement to such Prospectus or any amendment to the Registration Statement or any Rule 462(b) Registration Statement of which the Representative shall not previously have been advised and furnished with a copy for a reasonable period of time prior to the proposed filing and as to which filing the Representative shall not have given its consent; and to prepare and file with the Commission, in accordance with the rules and regulations of the Commission, promptly upon request by the Representative or counsel for the Underwriters, any amendments to the Registration Statement or amendments or supplements to the Prospectus that may be necessary or advisable in connection with the distribution of the Shares by the several Underwriters;

         (d) to use its best efforts to cause any amendments to the Registration Statement to become effective as promptly as possible; to advise the Representative promptly and (if requested by the Representative) to confirm such advice in writing, when the Registration Statement became effective and when any post-effective amendment thereto is filed and becomes effective under the Securities Act Regulations and of the time when the Prospectus or any amendment or supplement thereto has been filed, and to provide to the Representative copies of each such filing;

         (e) if the Company elects to rely on Rule 462(b), to both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and to pay the applicable fees in accordance with Rule 111 promulgated under the Securities Act by the earlier of (i) 10:00 p.m., New York City time, on the date of this Agreement and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2);

         (f) to advise the Representative immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise the Representative promptly, and to furnish the Representative with a copy for its review prior to filing, of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which the Representative shall reasonably object in writing;

         (g) to furnish to the Underwriters for a period of three years from the date of this Agreement (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of shares of Common Stock, (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission, the NASD or any securities exchange and (iii) such other publicly available information as the Underwriters may reasonably request regarding the Company and its Subsidiaries;

         (h) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Securities Act Regulations which, in the reasonable judgment of the Company, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, during such time, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish to the Underwriters a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission and to file no such amendment or supplement to which the Representative shall reasonably object in writing;

         (i) to furnish promptly to the Representative and counsel for the Underwriters, without charge, a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or exhibits or documents incorporated by reference therein) and such number of conformed copies of the foregoing as the Representative may reasonably request, and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Securities Act Regulations, as many copies of any Preliminary Prospectus and the Prospectus and any amendments thereof or supplements thereto as the Representative reasonably requests;

         (j) during the period when a Prospectus is required to be delivered under the Securities Act or the Exchange Act, to file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations;

         (k) to apply the net proceeds of the sale of the Shares by the Company in accordance with its statements under the caption "Use of Proceeds" in the Prospectus;

         (l) to make generally available to its security holders and to the Representative as soon as practicable, an earnings statement complying with the provisions of Section 11(a) of the Securities Act and Rule 158 of the Securities Act Regulations;

         (m) to use its best efforts to cause the Shares to be duly included for listing on the New York Stock Exchange prior to the Closing Time; to make all filings required under applicable securities laws (including any required registration under the Exchange Act) and with the New York Stock Exchange of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the New York Stock Exchange; and to use its best efforts to ensure that the Shares remain included for listing on the New York Stock Exchange for a period of three years following the Closing Time;

         (n) to engage and maintain, at its expense, a registrar and transfer agent for the Shares;

         (o) to refrain during a period of 180 days from the date of the Prospectus, without the prior written consent of the Representative, from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, directly or indirectly, any equity security of the Company or any securities convertible into or exercisable or exchangeable for equity securities of the Company, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of equity securities of the Company, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that the foregoing shall not apply to (A) the Shares to be sold by the Company hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant, or the conversion of a convertible note, outstanding on the date hereof and referred to in the Prospectus or (C) the warrant to be issued to Financial Security Assurance and the shares of Common Stock issuable upon the exercise thereof, as described in the Prospectus;

         (p) to not itself and to use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company;

         (q) to file timely and accurate reports in accordance with the provisions of Florida Statutes Section 517.075, or any successor provision, and any regulation promulgated thereunder, if at any time after the date of this Agreement, the Company or any of its affiliates is engaging in business with the government of Cuba or any person or affiliate located in Cuba;

         (r) upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the "License"); provided that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

         (s) that the provisions of the letter agreement dated September 6, 2002 between the Company and the Representative (the "Engagement Letter") shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

         (t) if at any time during the 30-day period after the date of the Prospectus, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in the reasonable opinion of the Representative the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus) and after written notice from the Representative advising the Company to the effect set forth above, to forthwith prepare, consult with the Representative concerning the substance of, and, upon the reasonable request of the Representative, unless deemed inappropriate in the Company's reasonable judgment in consultation with its outside legal counsel, disseminate a press release or other public statement, reasonably satisfactory to the Representative, responding to or commenting on such rumor, publication or event; and

         (u) to obtain each of the lock-up agreements described in Section 6(l) hereof prior to the Closing Time.

     5.      Payment of Expenses:

         (a) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, all exhibits thereto, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment) as may be reasonably requested, (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale and delivery of the Shares to the Underwriters, (iii) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the registration or qualification of the Shares for offering and sale under state laws that the Company and the Representative have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters, which fees shall not exceed $5,000) and the preparation, printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) the fees and disbursements of its counsel, the accountants and any other experts or advisors retained by the Company, (vii) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement,
(vii) the fees and expenses incurred in connection with the inclusion of the Shares on the New York Stock Exchange, (viii) making road show presentations with respect to the offering of the Shares, (ix) preparing and distributing bound volumes of transaction documents for the Representative and its legal counsel and (x) the performance of the Company's other obligations hereunder. Upon the request of the Representative, the Company will provide funds in advance for filing fees.

         (b) In accordance with the Engagement Letter, the Company agrees to reimburse the Representative for its reasonable out-of-pocket expenses incurred in connection with the performance of its activities under this Agreement, including, but not limited to, costs such as printing, facsimile, courier service, direct computer expenses, accommodations and travel, and the fees and expenses of the Underwriters' outside legal counsel and any other advisors, accountants, appraisers, etc. (other than the fees and expenses of counsel with respect to state securities or blue sky laws, which shall be reimbursed by the Company pursuant to the provisions of subsection (a) above).

     6. Conditions of the Underwriters' Obligations: The obligations of the several Underwriters hereunder to purchase Shares at the Closing Time or on any Date of Delivery, as applicable, are several and not joint, and are subject, in the Representative's sole discretion, to the accuracy of the representations and warranties of the Company contained herein as of the date hereof and at the Closing Time and on each Date of Delivery, as applicable, as if made on and as of such date, to the accuracy of the statements of the Company's officers made pursuant to the provisions hereof, to the performance by the Company of its covenants, agreements and obligations hereunder and to the satisfaction of the following further conditions at the Closing Time or on the Date of Delivery, as applicable:

         (a) If any amendment to the Registration Statement filed prior to the Closing Time has not been declared effective as of the time of execution hereof, such amendment, and if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement, shall have been declared effective not later than the earlier of: (i) 11:00 a.m., New York City time, on the date on which the amendment to the Registration Statement originally filed with respect to the Shares or to the Registration Statement, as the case may be, containing information regarding the initial public offering price of the Shares has been filed with the Commission; and (ii) the time confirmations are sent or given as specified by Rule 462(b); and the Representative shall have received written notification of such effectiveness. The Prospectus that constitutes a part thereof and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Securities Act.

         (b) The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery an opinion of Jenkens & Gilchrist, a Professional Corporation, counsel for the Company, addressed to the Underwriters and dated the Closing Time and each Date of Delivery and in form and substance satisfactory to Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, stating that:

                  (i) each of the Company and its United States Subsidiaries has been duly incorporated and is validly existing as a corporation or other organization in good standing under the laws of its respective jurisdiction of incorporation with the requisite corporate or other power and authority to own, lease, license and operate its respective assets and properties and to conduct its respective business as described in the Registration Statement and Prospectus and, in the case of the Company, to execute and deliver this Agreement and to consummate the transactions described in this Agreement;

                  (ii) each of the Company and each United States Subsidiary is duly qualified or licensed to do business as a foreign corporation by each jurisdiction certified to outside counsel in which the nature of the business conducted by it or the location of the assets or properties owned, leased, licensed or operated by it requires such qualification or license and in which the failure, individually or in the aggregate, to be so licensed could have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole;

                  (iii) to such counsel's knowledge, neither the Company nor any of its Subsidiaries is in breach or violation of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) its respective articles or certificate of incorporation or charter or by-laws;

                  (iv) the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement (including the issuance of the Shares) do not and will not (A) give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with, or result in any breach or violation of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), or require any consent or waiver under (i) any provisions of the articles or certificate of incorporation, charter or by-laws of the Company or any Subsidiary,
         (ii) any provision of any franchise, permit, license, indenture, mortgage, deed of trust, loan, credit or other agreement or instrument certified to such counsel (including without limitation the 10-K Exhibits) to which the Company or any Subsidiary is a party or by which any of them or their respective properties or assets may be bound or affected, (iii) any law or regulation binding upon or applicable to the Company or any Subsidiary or any of their respective properties or assets, or (iv) any decree, judgment or order certified to such counsel and applicable to the Company or any Subsidiary; or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or assets of the Company or its Subsidiaries;

                  (v) all necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares, and no action by the Company's shareholders is necessary in connection with such execution, delivery and performance or such issuance and sale of the Shares; this Agreement has been duly and validly authorized, executed and delivered by the Company;

     (vi) no approval, authorization, consent, license, permit, certificate or order of or filing by or with any federal or state governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of this Agreement, the consummation of the transaction contemplated hereby and the sale and delivery of the Shares by the Company as contemplated hereby, other than such as have been obtained or made and are in full force and effect under the Securities Act and the Securities Act Regulations and such approvals as have been obtained and are in full force and effect in connection with the approval of the listing of the Shares on the New York Stock Exchange, and except that such counsel need express no opinion in this clause (vi) as to (A) any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, (B) any approval of the underwriting terms and arrangements by the NASD or (C) regulatory matters referenced in Section 6(c)(iii) hereof;

     (vii) the Company had an authorized capitalization as set forth in the Prospectus under the caption "Capitalization" as of the dates set forth therein;

     (viii) the issuance by the Company of the Shares as contemplated by this Agreement has been duly authorized by the Company and when the Shares have been issued and duly delivered against payment therefor as contemplated by this Agreement, such Shares will be validly issued, fully paid and nonassessable, and will have been issued in compliance with all federal and state securities laws;

     (ix) the issuance and sale of the Shares is not subject to preemptive or other similar rights arising by operation of law, under the articles of incorporation or by-laws of the Company, under any 10-K Exhibit or, to such counsel's knowledge, under any other agreement to which the Company or any of its Subsidiaries is a party or otherwise;

     (x) to such counsel's knowledge, there are no persons with registration or other similar rights to have any equity securities, including securities that are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, other than as set forth in the Prospectus;

     (xi) the Common Stock and the Shares conform as to legal matters in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus; the capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Prospectus under the caption "Description of Capital Stock";

     (xii) the Registration Statement has become effective under the Securities Act and to such counsel's knowledge (A) no stop order preventing or suspending the effectiveness of the Registration Statement or the use of the Prospectus has been issued and (B) no proceedings with respect thereto have been commenced or threatened; any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b);

     (xiii) the Registration Statement, each amendment thereto, any Rule 462(b) Registration Statement, all Preliminary Prospectuses and the Prospectus and each amendment or supplement thereto (except as to the financial statements and other financial data contained therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations; the documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules therein, as to which no opinion need be rendered), when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the Exchange Act Regulations;

     (xiv) if the Company, elects to rely on Rule 434, the Prospectus is not "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time of its effectiveness or an effective post-effective amendment thereto (including such information that is permitted to be omitted pursuant to Rule 430A);

     (xv) the statements under the captions "Capitalization," and "Description of Capital Stock", insofar as such statements constitute a summary of the documents or legal matters referred to therein, constitute accurate summaries thereof in all material respects and accurately present the information called for with respect to such documents or matters;

     (xvi) to such counsel's knowledge, there are no actions, suits or proceedings, inquiries, or investigations pending, threatened against, affecting or reasonably likely to affect the Company or any of its Subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which are required to be described in the Prospectus but are not so described;

     (xvii) to such counsel's knowledge, there are no contracts, leases or documents of a character which are required to be filed as exhibits to or incorporated by reference in the Registration Statement or required to be described or summarized in the Prospectus which have not been so filed, incorporated, summarized or described, and all such summaries and descriptions fairly and accurately set forth the material provisions of such contracts and documents required to be disclosed;

                  (xviii) neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Shares by the Company and the application of the net proceeds therefrom as described in the Prospectus, will be an "investment company" or an entity "controlled by" an "investment company", as such terms are defined in the Investment Company Act; and

                  (xix) the Shares have been approved for listing on the New York Stock Exchange.

         In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, independent public accountants of the Company and representatives of the Representative, at which the contents of the Registration Statement and Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraphs (xi), (xv), (xvi) and (xvii) above), on the basis of the foregoing, no facts have come to the attention of such counsel that lead them to believe that the Registration Statement or any post-effective amendment thereto (including the filing of the Company's Annual Report on Form 10-K with the Commission) at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as amended or supplemented, as of their respective issue date, and as of the date of such counsel's opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that, in each case, such counsel need express no view with respect to the financial statements and other financial data included in the Registration Statement, Preliminary Prospectus or Prospectus).

         (c) The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery an opinion of Christoper Choate, General Counsel for the Company, addressed to the Underwriters and dated the Closing Time and each Date of Delivery and in form and substance satisfactory to Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, stating that:

                  (i)     except as (i) disclosed in the Prospectus, (ii) set

         forth in each Sale and Servicing Agreement or Spread Account
         Agreement, as supplemented, related to a securitization of the Company and its Subsidiaries or any agreements ancillary thereto or (iii) set forth in any agreement listed as an exhibit to the Annual Report on Form 10-K which is related to a warehouse facility of the Company and its Subsidiaries or any agreements ancillary thereto, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company or any Subsidiary, or from making any other distribution with respect to such Subsidiary's capital stock or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary's property or assets to the Company or to any other Subsidiary; other than as disclosed in the Prospectus, the Company does not control or own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association; the "ancillary agreements" referred to in this paragraph (i) do not contain any terms and conditions materially different or contradictory to the Sale and Servicing Agreements, Spread Account Agreements or warehouse facilities described in this paragraph (i);

          (ii) neither the Company nor any of its Subsidiaries is in breach or violation of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), any license, indenture, mortgage, deed of trust, loan or credit agreement or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, except such breaches or defaults which would not have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole;

          (iii) each of the Company and its United States Subsidiaries has all necessary material licenses, authorizations, consents, permits, certificates and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary licenses, authorizations, consents, permits, certificates and approvals from other persons, required to own, lease and license their respective assets and properties and conduct their respective businesses, as described in the Prospectus, all of which are valid and in full force and effect; to such counsel's knowledge, neither the Company nor any United States Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such material license, authorization, consent, permit, certificate or approval or any federal, state, local or foreign law, regulation or decree, order or judgment applicable to the Company or any of its United States Subsidiaries;

          (iv) the outstanding shares of capital stock of the Company and its Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws, and none of them was issued in violation of any preemptive or other similar right, and all of the outstanding shares of capital stock of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company; except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) except for options to be issued in the ordinary course pursuant to the Company's stock option plans, obligations, commitments, plans or arrangements of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options; there are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of capital stock of the Company or any such rights pursuant to its articles or certificate of incorporation or by-laws or any agreement or instrument to or by which the Company or any of its Subsidiaries is a party or bound or, to such counsel's knowledge, otherwise;

          (v) the form of certificate used to evidence the Common Stock and the Shares complies in all material respects with all applicable statutory requirements, with any applicable requirements of the articles of incorporation and by-laws of the Company and the requirements of the New York Stock Exchange; and

          (vi) the statements under the captions "Recent Events," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources," "Business - Regulation," "Business - Legal Proceedings," "Management - Employment Contracts, Termination of Employment and Change-in-Control Arrangements," and "Management--Related Party Transactions," in the Registration Statement and the Prospectus, and under the captions "Item 1--Business--Regulation," and "Item 2--Properties" in the Annual Report on Form 10-K, insofar as such statements constitute a summary of the documents or legal matters referred to therein, constitute accurate summaries thereof in all material respects and accurately present the information called for with respect to such documents or matters;

     (d) The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery an opinion of Dewey Ballantine LLP, special securitization counsel for the Company and its Subsidiaries, addressed to the Underwriters and dated the Closing Time and each Date of Delivery and in form and substance satisfactory to Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, stating that:

          (i) The statements in the Registration Statement and the Prospectus, insofar as they are descriptions of contracts, agreements or other legal documents pertaining to Company-sponsored securitizations, are accurate in all material respects and present fairly the Company's and the Subsidiaries' rights, obligations and liabilities in connection with such securitizations; and

          (ii) None of the issuance, offer or sale of the Shares, the execution, delivery or performance by the Company and the Subsidiaries of this Agreement, compliance by the Company and the Subsidiaries with the provisions hereof nor consummation by the Company and the Subsidiaries of the transactions contemplated hereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under any material agreement, indenture, or other instrument pertaining to a Company-sponsored securitization, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any material agreement or instrument pertaining to a Company-sponsored securitization.

     (e) The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery an opinion of Osler, Hoskin & Harcourt LLP, Ontario, Canada counsel for the Company, addressed to the Underwriters and dated the Closing Time and each Date of Delivery and in form and substance satisfactory to Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, stating that each of AmeriCredit Financial Services of Canada Ltd. ("AmeriCredit

Canada") and AmeriCredit Service Center Ltd. ("AmeriCredit Service", and together with AmeriCredit Canada, the "Ontario Companies") is a corporation duly incorporated and validly existing and has not been dissolved under the laws of its jurisdiction of incorporation, with all requisite power and authority to own, lease, and operate its assets and carry on its business as it is currently being conducted; and all the outstanding shares of capital stock or beneficial interests of each of the Ontario Companies has been duly authorized and validly issued, is fully paid and nonassessable, and in the case of (i) AmeriCredit Canada, registered in the name of the Company and (ii) AmeriCredit Service, registered in the name of AmeriCredit Canada.

     (f) The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery an opinion of McInnes Cooper, Nova Scotia, Canada counsel for the Company, addressed to the Underwriters and dated the Closing Time and each Date of Delivery and in form and substance satisfactory to Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, stating that each of AmeriCredit NS I Co. and AmeriCredit NS II Co., (together, the "Nova Scotia Companies") is a corporation duly incorporated as an unlimited company, and validly existing and in good standing under the laws of Nova Scotia, with all requisite power and authority to own, lease, and operate its properties and to conduct its business as it is currently being conducted; and all the outstanding shares of capital stock of each of the Nova Scotia Companies has been duly authorized and validly issued, as fully paid but assessable, and registered in the name of the Company.

     (g) The Representative shall have received from PricewaterhouseCoopers LLP, letters dated, respectively, as of the date of this Agreement, the Closing Time and each Date of Delivery, as the case may be, addressed to the Representative, in form and substance satisfactory to the Representative, relating to the financial statements of the Company and its Subsidiaries, and such other matters customarily covered by comfort letters issued in connection with registered public offerings.

     (h) The Representative shall have received at the Closing Time and on each Date of Delivery the favorable opinion of Gibson, Dunn & Crutcher LLP, dated the Closing Time or such Date of Delivery, addressed to the Representative and in form and substance satisfactory to the Representative.

     (i) No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Underwriters shall have objected in writing.

     (j) Prior to the Closing Time and each Date of Delivery (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or Prospectus shall have been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred; (ii) the Registration Statement shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Representative.

         (k) Subsequent to the execution of this Agreement or, if earlier, the respective dates as of which information is given in the Registration Statement (exclusive of any amendment thereto) and the Prospectus (i) no material and unfavorable change in the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole shall occur or become known (whether or not arising in the ordinary course of business), (ii) no transaction which is material to the Company shall have been entered into by the Company or any of its Subsidiaries, except transactions entered into in the ordinary course of business, (iii) neither the Company nor any Subsidiary has incurred any obligation, direct or contingent, that is material to the Company and the Subsidiaries, taken as a whole, except obligations incurred in the ordinary course of business, (iv) there has not been any change in the capital stock or outstanding indebtedness of the Company or the Subsidiaries that is material to the Company and the Subsidiaries, taken as a whole, (v) neither the Company nor any Subsidiary has declared or paid any dividend or distribution of any kind on the capital stock of the Company or such Subsidiary or (vii) neither the Company nor any Subsidiary has sustained any loss or damage (whether or not insured) to the property of the Company or such Subsidiary which could have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

         (l) When the Registration Statement was declared effective, and at all times subsequent thereto up to the Closing Time and each Date of Delivery, the Registration Statement and the Prospectus contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Securities Act and the Securities Act Regulations, the Registration Statement, and any amendment or supplement thereto, did not and does not include any untrue statement of a material fact or omit to state any material fact, necessary to make the statements therein not misleading, the Prospectus did not and does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth.

         (m) The Shares shall have been approved for listing on the New York Stock Exchange.

         (n) If the offering of the Shares has been filed with the NASD for review, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (o) The Representative shall have received lock-up agreements from each director, executive officer and stockholder of the Company listed on Schedule II hereto, in the form of Exhibit A attached hereto, and such letter agreements shall be in full force and effect.

         (p) The Company will, at the Closing Time and on each Date of Delivery, deliver to the Underwriters a certificate of its Vice Chairman of the Board, President and Chief Executive Officer, and its Vice Chairman of the Board and Chief Financial Officer, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and (i) the representations and warranties of the Company set forth in this Agreement are true and correct on and as of such date with the same effect as if made on such date, (ii) the Company has performed all covenants and agreements and satisfied all conditions contained in this Agreement required to be performed or satisfied by it at or prior to such date and (iii) the conditions set forth in paragraphs (g), (h), (i) and (j) of this Section 6 have been satisfied, in each case as of such date.

         (q) Since the date of this Agreement, (i) there shall not have occurred any downgrading in the rating assigned to any of the Company's securities by any "nationally recognized statistical rating organization," as defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act Regulations, and
(ii) no such rating organization shall have given notice of or publicly announced any intended or potential downgrading or any surveillance or review, with possible negative implications, in its rating of any of the Company's securities.

         (r) The Company shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus, the representations, warranties and statements contained herein and the performance by the Company of its covenants contained herein and the fulfillment of any conditions contained herein, as of the Closing Time or any Date of Delivery, as the Underwriters may reasonably request.

         (s) The Company shall have performed all of its obligations under this Agreement as are to be performed by the terms hereof at or before the Closing Time or the relevant Date of Delivery.

      7. Termination: The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representative, at any time prior to the Closing Time or any Date of Delivery,
(i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, any material adverse change, or any development involving a prospective material adverse change, in or affecting the assets, business, operations, earnings, prospects, properties, condition (financial or otherwise) or management of the Company or any Subsidiary, taken as a whole, whether or not arising in the ordinary course of business, or (iii) if there has occurred outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by the New York Stock Exchange, or if trading generally on the New York Stock Exchange or in any over-the-counter market has been suspended or limited (including automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or the Nasdaq National Market or by order of the Commission or any other governmental authority, or (v) if any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which in the reasonable opinion of the Representative materially adversely affects or will materially adversely affect the business or operations of the Company, or (vi) if any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the reasonable opinion of the Representative has a material adverse effect on the securities markets in the United States, or (vii) if any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Representative will in the future materially disrupt, the securities markets, or (viii) if a banking moratorium has been declared by any state or federal authority.

               If the Representative elects to terminate this Agreement as provided in this Section 7, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

               If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

      8. Increase in Underwriters' Commitments: If any Underwriter shall default at the Closing Time or on a Date of Delivery in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date the Representative shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the "Defaulted Shares"). Absent the completion of such arrangements within such 36 hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of such total, the Representative may terminate this Agreement by notice to the Company, without liability to any non-defaulting Underwriter.

               Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representative with the approval of the Company or selected by the Company with the approval of the Representative).

          If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Date of Delivery for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

          The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the like effect as if such substituted Underwriter had originally been named in this Agreement.

     9.   Indemnity and Contribution by the Company and the Underwriters:

     (a) The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (or action in respect thereof) (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim (or action in respect thereof) arises out of or is based upon (A) any breach or alleged breach of any representation, warranty or covenant of the Company contained herein, (B) any failure on the part of the Company to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Prospectus, or (C) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company) or in any audio or visual materials prepared, approved or used by the Company in connection with the marketing of the Shares, including without limitation, slides, videos, films and tape recordings, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein, in the case of the Registration Statement, not misleading, and in the case of the Prospectus, in light of the circumstances under which they were made, not misleading, and will promptly reimburse any Underwriter for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense arising from any threatened or pending claim, except insofar as any such loss, expense, liability, damage or claim (or action in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and made in reliance upon and in conformity with information furnished in writing by the Underwriters through the Representative to the Company expressly for use in such Registration Statement or such Prospectus; provided, however, that the indemnity agreement contained in this subsection (a) with respect to the Preliminary Prospectus or the Prospectus shall not inure to the benefit of an Underwriter (or to the benefit of any person controlling such Underwriter) with respect to any person asserting any such loss, expense, liability, damage or claim which is the subject thereof if
(A) the Prospectus or any supplement thereto prepared with the consent of the Representatives and furnished to the Underwriters prior to the Closing Time corrected any such alleged untrue statement or omission, (B) such correction would have then resulted in no such loss, expense, liability, damage or claim and (C) such Underwriter failed to send or give a copy of the corrected Prospectus or supplement thereto to such person at or prior to the written confirmation of the sale of Shares to such person, unless such failure resulted from noncompliance by the Company with Section 4(b) above).

     If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent.

     (b) Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Company's directors, the Company's officers who signed the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (or action in respect thereof) (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, but only insofar as such loss, expense, liability, damage or claim (or action in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and made in reliance upon and in conformity with information furnished in writing by such Underwriter through the Representative to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated either in such Registration Statement or Prospectus or necessary to make such information, in the case of the Registration Statement, not misleading, and in the case of the Prospectus, in light of the circumstances under which they were made, not misleading, and will promptly reimburse the Company for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense arising from any threatened or pending claim. The statements set forth in the first, fourth, seventh, eight, twelfth and thirteenth paragraphs under the caption "Underwriting" in the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by or on behalf of any Underwriter through the Representative to the Company for purposes of Section 3(b) and this Section 9.

     If any action is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Representative in writing of the institution of such action and the Representative, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Representative will not relieve the Representative of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Representative in connection with the defense of such action or the Representative shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representative shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of the Representative.

     (c) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsections (a) or (b) of this Section 9 in respect of any losses, expenses, liabilities, damages or claims (or actions in respect thereof) referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

     (d) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c)(i) and, if applicable
(ii), above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 9 are several in proportion to their respective underwriting commitments and not joint.

     10.  Survival: The indemnity and contribution agreements contained in
Section 9 and the covenants, warranties and representations of the Company contained in Sections 3, 4 and 5, and the provisions of Sections 7, 10, 11, 12, 13 and 14 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive the sale and delivery of the Shares or any termination or cancellation of this Agreement. The Company and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company's officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

     11. Notices: Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209, facsimile (703) 312-9756, Attention: Syndicate Department, with a copy to Gibson, Dunn & Crutcher LLP, 2100 McKinney Avenue, Dallas, Texas 75201, facsimile (214) 698-3400, Attention: Irwin F. Sentilles III, Esq.; and if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102, facsimile (817) 302-7915, Attention: Daniel E. Berce, with a copy to Jenkens & Gilchrist, a Professional Corporation, facsimile (214) 855-4300,
Attention: L. Steven Leshin, Esq.

     12. Governing Law; Headings: THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE

COMMONWEALTH OF VIRGINIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

     13. Parties at Interest: The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and the controlling persons, directors and officers referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

     14. Counterparts and Facsimile Signatures: This Agreement may be signed by the parties in counterparts, which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company and the Underwriters.

                                      Very truly yours,

                                      "COMPANY"

                                      AMERICREDIT CORP.


                                      By: /s/Preston A. Miller
                                          --------------------------------------
                                          Name:  Preston A. Miller
                                          Title: Executive Vice President and
                                                 Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.


By:/s/James R. Kleeblatt
    ----------------------------------------
     Name:  James R. Kleeblatt
     Title: Senior Managing Director

For itself and as the Representative of the other
Underwriters named on Schedule I hereto

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